PRICING SUPPLEMENT NO. 2

Dated November 3, 2006

To Prospectus Dated October 20, 2003 and

Prospectus Supplement Dated December 12, 2003

Filed under Rule 424(b)(3)

File No. 333-109211

CUSIP No.: 88579EAB1

3M COMPANY

MEDIUM-TERM NOTES, SERIES D

Type of Note:	Fixed Rate

Principal Amount:	$400,000,000

Price to Public:	99.956%

Proceeds to Company:	$399,224,000

Interest Rate:	5.125%

Original Issue Date:	November 8, 2006

Maturity Date:	November 6, 2009

Interest Payment Dates:	May 6 and November 6 of each year, commencing May 6, 2007

Minimum Denominations:	The Notes will be issued in denominations of $1,000 and in integral multiples of $1,000.

Day Count Convention:	30/360

Form:	DTC, Book-Entry

Agents:	Goldman, Sachs & Co.
UBS Securities LLC
Merrill Lynch, Pierce, Fenner & Smith Incorporated

Additional Information:

Principal Amount Allocation:

Goldman, Sachs & Co.	$180,000,000
UBS Securities LLC	180,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	40,000,000
Total	$400,000,000

Selling Concession:	0.125%

Reallowance:	0.100%